AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of December, 2007, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit R, the funds and fees of ActivePassive Large Cap Growth Fund, ActivePassive Large Cap Value Fund, ActivePassive Small/Mid Cap Growth Fund, ActivePassive Small/Mid Cap Value Fund, ActivePassive International Equity Fund, ActivePassive Emerging Markets Equity Fund, ActivePassive Global Bond Fund, ActivePassive Intermediate Taxable Bond Fund, ActivePassive High Yield Bond Fund, and ActivePassive Intermediate Municipal Bond Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:		By:

Printed Name:	Douglas G. Hess	Printed Name:	Michael R. McVoy

Title:	President	Title:	Executive Vice President

Exhibit R
to the
Separate Series of Advisor Series Trust
Fund Accounting Servicing Agreement

Name of Series	Date Added
ActivePassive Large Cap Growth Fund	on or after 12/31/2007
ActivePassive Large Cap Value Fund	on or after 12/31/2007
ActivePassive Small/Mid Cap Growth Fund	on or after 12/31/2007
ActivePassive Small/Mid Cap Value Fund	on or after 12/31/2007
ActivePassive International Equity Fund	on or after 12/31/2007
ActivePassive Emerging Markets Equity Fund	on or after 12/31/2007
ActivePassive Global Bond Fund	on or after 12/31/2007
ActivePassive Intermediate Taxable Bond Fund	on or after 12/31/2007
ActivePassive High Yield Bond Fund	on or after 12/31/2007
ActivePassive Intermediate Municipal Bond Fund	on or after 12/31/2007